UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 P: 973.873.7700 F: 973.338.1430 www.allianceadvisors.com

November 25, 2019

Urgent

Re: Your Investment in Protalix Biotherapeutics Inc.

Dear Stockholder,

We have been unable to reach you regarding an important matter relating to your investment with Protalix Biotherapeutics.

As of the date of this letter our records indicate your vote has not yet been received for the Special Meeting of Stockholders which is scheduled to be held on December 9, 2019 and your vote has never been more important.

The Board is pleased to announce that the two leading independent proxy advisory firms, Institutional Shareholder Services, Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis), have recommended that Stockholders vote FOR the reverse stock split proposal.

We strongly encourage you to vote your shares today by calling one of our proxy specialists toll-free at 833-786-6488 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday and Sunday between the hours of 10:00 a.m. and 6:00 p.m., Eastern Time.

Voting only takes a few minutes. Thank you for your attention on this matter.

Sincerely,

Melissa Carlson

Vice President

The Shareholder Communication Strategists

Copyright © 2019 by Alliance Advisors, LLC. ALL RIGHTS RESERVED